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                                                                     EXHIBIT 5.1

April 8, 1999



Summit Bancorp.
301 Carnegie Center
P. O. Box 2066
Princeton, NJ  08543-3430

Re: Registration Statement on Form S-3 - $1,000,000,000 of Debt Securities and Preferred Stock of Summit Bancorp.

Ladies and Gentlemen:

         We have acted as counsel to Summit Bancorp., a New Jersey corporation (the "Company"), in connection with the registration of $1,000,000,000 aggregate principal amount of debt securities (the "Debt Securities") and preferred stock (the "Stock" and collectively with the Debt Securities, the "Securities") of the Company. In rendering the opinions set forth herein, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Certificate of Incorporation and Bylaws, as amended and currently in effect, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, the undersigned assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of statements submitted to us by officers and representatives of the Company.

         Based only on the foregoing, the undersigned is of the opinion that:

         1. The Company has been duly incorporated and is validly existing under the laws of the State of New Jersey; and

         2. The Securities to be issued by the Company pursuant to the Registration Statement have been duly authorized by the Company and, when issued by the Company, (i) the Stock will be duly and validly issued, fully paid and nonassessable and (ii) the Debt Securities will be binding obligations of the Company.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Thompson Coburn LLP